As filed with the Securities and Exchange Commission on December 3 , 2015

 No. 333-207608

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2
TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLYECO, INC.

(Name of registrant as specified in its charter)

Nevada	2810	45-4030261
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

4802 E. Ray Rd., Ste. 23-408

Phoenix, AZ 85044

(866) 960-1539

(Address and telephone number of principal executive offices and principal place of business)

Matt Hamilton

General Counsel and Corporate Secretary

4802 E. Ray Rd., Ste. 23-408

Phoenix, AZ 85044

(866) 960-1539

(Name, address, and telephone number of agent for service)

Copies to:

David E. Danovitch, Esq.

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue

New York, NY 10022

(212) 603-6300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," "non-accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

EXPLANATORY NOTE

GlyEco, Inc. has prepared this Amendment No. 2 to the Registration Statement (the "Registration Statement") on Form S-1 (File No. 333-207608) solely for the purpose of including the proper signature block of the Company in the Registration Statement. This Amendment No. 2 does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly such prospectus has not been included herein.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by GlyEco, Inc. ("GlyEco," the "Company," "we" or "us") in connection with the offering described in the prospectus that is part of this registration statement. All amounts, other than the SEC Registration Fee, are estimates. Although we will not receive any of the proceeds from the sale of the shares of our common stock being registered in this registration statement, we agreed to bear the costs and expenses of the registration of such shares.

SEC Registration Fee	$404
Printing Fees and Estimates (1)	2,000
Accounting Fees and Expenses (1)	12,000
Legal Fees and Expenses (1)	10,000
Miscellaneous (1)	596
Total (1)	$25,000

________

(1) Estimated.

Item 14. Indemnification of Directors and Officers

Under Nevada law, a corporation may include in its articles of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (a) for any breach of his or her fiduciary duty as a director, (b) for acts or omissions not in good faith or that involve intentional misconduct, fraud or a knowing violation of law, (c) for conduct violating the Nevada General Corporation Law ("NGCL"), or (d) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Section 78.7502 of the Nevada Revised Statues ("NRS") provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

NRS Section 78.4502 also provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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Any indemnification pursuant to the above provisions may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our Articles of Incorporation and Bylaws provide, among other things, that a director or officer of the corporation may be indemnified against expenses, liability, and loss (including attorneys' fees inclusive of any appeal), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with any claim, action, suit or proceeding, whether civil, criminal, or investigative, to the fullest extent permitted under the NGCL, unless it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Directors and officers of the corporation cannot be personally liable for damages for breach of fiduciary duty, except (a) for acts of omissions involving intentional misconduct, fraud, or knowing violation of law, or (b) the payment of dividends in violation of Section 78.300 of the NRS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Securities and Exchange Commission (the "SEC") is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities

On January 4, 2012, the Company issued an aggregate of 543,750 shares of Common Stock at a price of $0.50 per share to the selling principals of Recycool, Inc., a Minnesota corporation ("Recycool"), pursuant to an Asset Purchase Agreement, dated December 16, 2011, as amended (the "Recycool Agreement"), by and among the Company, Recycool, the selling principals of Recycool (the "Recycool Selling Principals"), and GlyEco Acquisition Corp #1, an Arizona corporation and wholly-owned subsidiary of the Company ("Acquisition Sub #1"), in consideration for the business, properties and substantially of the assets of Recycool. The shares of Common Stock issued pursuant to the Recycool Agreement are restricted under Rule 144 promulgated under the Securities Act. The Company issued theses shares pursuant to the registration exemptions of the Securities Act afforded the Company under Section 4(a)(2) thereunder.

On January 4, 2012, the Company issued an aggregate of 100,000 shares of Common Stock for the exercise of 100,000 warrants issued in exchange for services at an exercise price of $0.50 per share (an aggregate purchase price of $50,000). The warrants exercised vested immediately upon issuance and were converted at a rate of one warrant for one share of Common Stock. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were "accredited investors" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

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On January 17, 2012, the Company issued an aggregate of 30,000 shares of Common Stock to two investors at a price of $0.50 per share (an aggregate purchase price of $15,000). The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchasers represented that they were "accredited investors" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On February 3, 2012, the Company issued an aggregate of 20,000 shares of Common Stock to a non-accredited investor at a price of $0.50 per share (an aggregate purchase price of $10,000). The investor had sufficient sophistication and knowledge of the Company and the financing transaction. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On March 30, 2012, the Company issued an aggregate of 250,000 shares of Common Stock to one investor at a price of $1.00 per share (an aggregate purchase price of $250,000). The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an "accredited investor" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On April 9, 2012, the Company issued an aggregate of 300,000 shares of Common Stock to one investor at a price of $1.00 per share (an aggregate purchase price of $300,000). The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an "accredited investor" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On April 27, 2012, the Company issued an aggregate of 250,000 shares of Common Stock to one investor at a price of $1.00 per share (an aggregate purchase price of $250,000). The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an "accredited investor" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On April 30, 2012, the Company issued an aggregate of 100,000 shares of Common Stock for the exercise of 100,000 warrants at an exercise price of $.50 per share (an aggregate purchase price of $50,000). The warrants exercised vested immediately upon issuance and were converted at a rate of one warrant for one share of Common Stock. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an "accredited investor" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On August 3, 2012, the Company issued an aggregate of 200,000 shares of Common Stock to one investor at a price of $0.50 per share (an aggregate purchase price of $100,000). The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an "accredited investor" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

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On August 28, 2012, the Company issued an aggregate of 600,000 shares of Common Stock to three investors at a price of $0.50 per share (an aggregate purchase price of $300,000). The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchasers represented that they were "accredited investors" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On September 4, 2012, the Company issued an aggregate of 400,000 shares of Common Stock to one investor at a price of $0.50 per share (an aggregate purchase price of $200,000). The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an "accredited investor" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On September 12, 2012, the Company issued an aggregate of 50,000 shares of Common Stock to one investor at a price of $0.50 per share (an aggregate purchase price of $25,000). The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an "accredited investor" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On September 17, 2012, the Company issued an aggregate of 50,000 shares of Common Stock to one investor at a price of $0.50 per share (an aggregate purchase price of $25,000). The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an "accredited investor" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On September 28, 2012, the Company issued an aggregate of 80,000 shares of Common Stock to one investor at a price of $0.50 per share (an aggregate purchase price of $40,000). The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an "accredited investor" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On October 5, 2012, the Company issued an aggregate of 440,000 shares of Common Stock to two investors at a price of $0.50 per share (an aggregate purchase price of $220,000). The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchasers represented that they were "accredited investors" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On October 9, 2012, the Company issued an aggregate of 250,000 shares of Common Stock to five investors at a price of $0.50 per share (an aggregate purchase price of $125,000). The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchasers represented that they were "accredited investors" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

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On October 10, 2012, the Company issued an aggregate of 50,000 shares of Common Stock to one investor at a price of $0.50 per share (an aggregate purchase price of $25,000). The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an "accredited investor" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On October 16, 2012, the Company issued an aggregate of 360,000 shares of Common Stock to three investors at a price of $0.50 per share (an aggregate purchase price of $180,000). The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchasers represented that they were "accredited investors" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On October 19, 2012, the Company issued an aggregate of 2,600,000 shares of Common Stock to fifteen investors at a price of $0.50 per share (an aggregate purchase price of $1,300,000). The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchasers represented that they were "accredited investors" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act. The primary placement agent for this private placement offering was Security Research Associates, Inc. The Company paid an aggregate cash fee of $91,000 to the placement agent in connection with the offering and issued to the placement agent warrants to purchase up to 182,000 shares of Common Stock at an exercise price of $1.00 per share.

On October 29, 2012, the Company issued an aggregate of 361,200 shares of Common Stock at a price of $0.50 per share to the selling principal of Antifreeze Recycling, Inc., a South Dakota corporation ("ARI"), pursuant to an Asset Purchase Agreement, dated October 9, 2012, as amended (the "ARI Agreement"), by and among the Company, ARI, the selling principal of ARI (the "ARI Selling Principal"), and GlyEco Acquisition Corp #6, an Arizona corporation and wholly-owned subsidiary of the Company ("Acquisition Sub #6"), in consideration for all of the glycol-related assets of ARI. The shares of Common Stock issued pursuant to the ARI Agreement are restricted under Rule 144 promulgated under the Securities Act. The Company issued theses shares pursuant to the registration exemptions of the Securities Act afforded the Company under Section 4(a)(2) thereunder.

On October 29, 2012, the Company issued an aggregate of 275,000 shares of Common Stock at a price of $0.50 per share to the selling principal of Renew Resources, LLC, a South Carolina limited liability company ("Renew Resources"), pursuant to an Asset Purchase Agreement, dated October 9, 2012, as amended (the "Renew Resources Agreement"), by and among the Company, Renew Resources, the selling principal of Renew Resources (the "Renew Resources Selling Principal"), and GlyEco Acquisition Corp #5, an Arizona corporation and wholly-owned subsidiary of the Company ("Acquisition Sub #5"), in consideration for all of the glycol-related assets of Renew Resources. The shares of Common Stock issued pursuant to the Renew Resources Agreement are restricted under Rule 144 promulgated under the Securities Act. The Company issued theses shares pursuant to the registration exemptions of the Securities Act afforded the Company under Section 4(a)(2) thereunder.

On December 10, 2012, the Company issued an aggregate of 2,190,000 shares of Common Stock to eleven investors at a price of $0.50 per share (an aggregate purchase price of $1,095,000). The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchasers represented that they were "accredited investors" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

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On December 10, 2012, the Company issued an aggregate of 3,000,000 shares of Common Stock at a price of $0.50 per share to the sole shareholder of Full Circle Manufacturing Group, Inc., a New Jersey corporation ("Full Circle"), pursuant to a transaction (the "Full Circle Transaction") by and among the Company, GlyEco Acquisition Corp. #4, an Arizona corporation and wholly-owned subsidiary of the Company ("Acquisition Sub #4"), Full Circle, and Joseph A. Ioia, sole shareholder of Full Circle ("Mr. Ioia"), in consideration for the worldwide right, title, and interest in the exclusive glycol remanufacturing process used by Full Circle and in exchange for the production of remanufactured glycol by Full Circle for the exclusive benefit of Acquisition Sub #4. The shares of Common Stock issued pursuant to the Full Circle Transaction are restricted under Rule 144 promulgated under the Securities Act. The Company issued theses shares pursuant to the registration exemptions of the Securities Act afforded the Company under Section 4(a)(2) thereunder.

On January 1, 2013, the Company issued an aggregate of 377,372 shares of Common Stock at a price of $0.50 per share to the Evergreen Selling Principal pursuant to the "Evergreen Agreement in consideration for the business, properties and substantially all of the assets of Evergreen. The shares of Common Stock issued pursuant to the Evergreen Agreement are restricted under Rule 144 promulgated under the Securities Act. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.

On January 24, 2013, the Company issued an aggregate of 20,132 shares of Common Stock to one non-accredited investor for the cashless exercise of 30,000 stock options at an exercise price of $0.50 per share. The closing price on the OTCQB Market on the day of exercise was $1.52 per share of Common Stock. The stock options exercised vested immediately upon issuance and were converted at a rate of one share of Common Stock for each stock option exercised. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.

On February 1, 2013, the Company issued an aggregate of 65,800 shares of Common Stock to one accredited investor in consideration for equipment at a price of $0.50 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such investor represented that they were an "accredited investor" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On February 15, 2013, the Company issued an aggregate of 2,673,578 shares of Common Stock to forty-two accredited investors at a price of $0.65 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchasers represented that they were "accredited investors" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act. The primary placement agent for this private placement offering was Security Research Associates, Inc. The Company paid an aggregate cash fee of $77,541 to the placement agent in connection with the offering and issued to the placement agent warrants to purchase up to 116,060 shares of Common Stock at an exercise price of $1.25 per share.

On February 15, 2013, the Company issued an aggregate of 940,000 shares of Common Stock and 2,342,740 shares of Series AA Preferred Stock to one investor in consideration for the Note Conversion Agreement at a price of $0.50 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an "accredited investor" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares are restricted under Rule 144 promulgated under the Securities Act.

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On February 20, 2013, the Company issued an aggregate of 10,000 shares of Common Stock to two non-accredited investors in consideration for equipment at a price of $0.50 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investors had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On February 27, 2013, the Company issued an aggregate of 36,842 shares of Common Stock to one non-accredited investor in consideration for equipment at a price of $0.95 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On March 1, 2013, the Company issued an aggregate of 65,800 shares of Common Stock to one accredited investor in consideration for equipment at a price of $0.50 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an "accredited investors" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On March 25, 2013, the Company issued an aggregate of 13,103 shares of Common Stock to one non-accredited investor for the cashless exercise of 20,000 stock options at an exercise price of $0.50 per share. The closing price on the OTCQB Market on the day of exercise was $1.35 per share of Common Stock.The stock options exercised vested immediately upon issuance and were converted at a rate of one share of Common Stock for each stock option exercised. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale.

On April 1, 2013, the Company issued an aggregate of 123,077 shares of Common Stock to one accredited investor in consideration for rent at a price of $0.65 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an "accredited investor" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On April 30, 2013, the Company issued an aggregate of 97,368 shares of Common Stock to one accredited investor for the cashless exercise of 100,000 warrants at an exercise price of $0.025 per share. The closing price on the OTCQB Market on the day of exercise was $0.95 per share of Common Stock.The warrants exercised vested immediately upon issuance and were converted at a rate of one share of Common Stock for each warrant exercised. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an "accredited investors" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On June 7, 2013, the Company issued an aggregate of 97,845 shares of Common Stock to one accredited investor for the cashless exercise of 100,000 warrants at an exercise price of $0.025 per share. The closing price on the OTCQB Market on the day of exercise was $1.16 per share of Common Stock.The warrants exercised vested immediately upon issuance and were converted at a rate of one share of Common Stock for each warrant exercised. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an "accredited investor" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

9

On June 18, 2013, the Company issued an aggregate of 20,000 shares of Common Stock to one non-accredited investor in consideration for consulting services at a price of $1.00 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On August 1, 2013, the Company issued an aggregate of 40,000 shares of Common Stock to one non-accredited investor in consideration for consulting services at a price of $1.00 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On August 15, 2013, the Company issued an aggregate of 2,650,000 shares of Common Stock to twenty-three accredited investors at a price of $1.00 per share (an aggregate purchase price of $2,650,000). The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchasers represented that they were "accredited investors" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act. The primary placement agents for this private placement offering were Security Research Associates, Inc. and Tripoint Global Equities, LLC. The Company paid an aggregate cash fee of $182,000 to the placement agents in connection with the offering and issued to the placement agents warrants or options to purchase up to 267,750 shares of Common Stock at an exercise price of $1.50 per share.

On August 28, 2013, the Company issued an aggregate of 470,400 shares of Common Stock to one accredited investor for the cashless exercise of 480,000 warrants at an exercise price of $0.025 per share. The closing price on the OTCQB Market on the day of exercise was $1.25 per share of Common Stock.The warrants exercised vested immediately upon issuance and were converted at a rate of one share of Common Stock for each warrant exercised. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an "accredited investor" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On September 13, 2013, the Company issued an aggregate of 77,000 shares of Common Stock to one non-accredited investor in consideration for equipment at a price of $1.00 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On September 23, 2013, the Company issued an aggregate of 12,598 shares of Common Stock to one non-accredited investor in consideration for consulting services at a price of $1.00 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On September 27, 2013, the Company issued an aggregate of 455,000 shares of Common Stock at a price of $1.12 per share to the GSS Shareholders, pursuant to the GSS Agreement, by and among the Company, Acquisition Sub #7, GSS Automotive Recycling, and the GSS Shareholders, pursuant to which Acquisition Sub #7 assumed the operations and all of the assets of GSS Automotive Recycling's business. The shares of Common Stock issued pursuant to the GSS Agreement are restricted under Rule 144 promulgated under the Securities Act. The Company issued theses shares pursuant to the registration exemptions of the Securities Act afforded the Company under Section 4(a)(2) thereunder.

10

On September 30, 2013, the Company issued an aggregate of 4,390,000 shares of Common Stock to thirty-one investors at a price of $1.00 per share (an aggregate purchase price of $4,390,000). The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because thirty of the purchasers represented that they were "accredited investors" as such term is defined under the Securities Act, and the non-accredited investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act. The primary placement agents for this private placement offering were Security Research Associates, Inc. and Tripoint Global Equities, LLC. The Company paid an aggregate cash fee of $107,100 to the placement agents in connection with the offering and issued to the placement agents warrants or options to purchase up to 115,850 shares of Common Stock at an exercise price of $1.50 per share.

On December 5, 2013, the Company issued an aggregate of 59,016 shares of Common Stock to one non-accredited investor for the cashless exercise of 100,000 options at an exercise price of $0.50 per share. The closing price on the OTCQB Market on the day of exercise was $1.22 per share of Common Stock. The options exercised vested immediately upon issuance and were converted at a rate of one share of Common Stock for each option exercised. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale.

On January 24, 2014, the Company issued an aggregate of 24,167 shares of Common Stock to one non-accredited investor for the cashless exercise of 45,000 stock options at a weighted average exercise price of $0.72 per share. The closing price on the OTCQB Market on the day of exercise was $1.08 per share of Common Stock. The stock options exercised vested immediately upon issuance and were converted at a rate of one share of Common Stock for each stock option exercised. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.

On February 10, 2014, the Company issued an aggregate of 204,689 shares of Common Stock to four employees of the Company, pursuant to a performance incentive plan at a price of $1.04 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investors had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On March 14, 2014, the Company issued an aggregate of 2,605,513 shares of Common to two accredited investors in consideration for the conversion of Series AA Preferred Stock into Common Stock, per the terms of the Note Conversion Agreement at a price of $0.50 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such investors represented that they were "accredited investors" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares are restricted under Rule 144 promulgated under the Securities Act.

On March 21, 2014, the Company issued an aggregate of 204,750 shares of Common Stock to MMT Technologies at a price of $1.03 per share, pursuant to the MMT Agreement, by and among the Company, Acquisition Sub #3, and MMT Technologies, pursuant to which Acquisition Sub #3 acquired MMT Technologies' business and all of its assets. The shares of Common Stock issued pursuant to the MMT Agreement are restricted under Rule 144 promulgated under the Securities Act. The Company issued theses shares pursuant to the registration exemptions of the Securities Act afforded the Company under Section 4(a)(2) thereunder.

On May 2, 2014, the Company issued an aggregate of 47,980 shares of Common Stock to one non-accredited investor for the cashless exercise of 101,250 stock options. The closing price on the OTCQB Market on the day of exercise was $0.95 per share of Common Stock. The stock options exercised vested immediately upon issuance and were converted at a rate of one share of Common Stock for each stock option exercised. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.

11

On July 1, 2014, the Company issued an aggregate of 6,268,628 shares of Common Stock to forty-six investors in consideration for the exercise of 6,268,628 warrants at an exercise price of $0.50 per share (aggregate purchase price of $3,134,314). The Company temporarily reduced the exercise price of all of its outstanding warrants to $0.50 per share for a period beginning on June 4, 2014, and ending on July 1, 2014 (the "Temporary Exercise Period"). The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because forty-five of the purchasers represented that they were "accredited investors" as such term is defined under the Securities Act, and the non-accredited investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The Company utilized the services of two FINRA registered placement agents during the Temporary Exercise Period. These placement agents were Security Research Associates, Inc. and Tripoint Global Equities, LLC In connection with the warrant exercises, the Company paid an aggregate cash fee of approximately $60,869 to the placement agents.

On September 19, 2014, the Company issued an aggregate of 4,000 shares of Common Stock to one non-accredited investor in consideration for equipment at a price of $0.67 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On January 1, 2015, the Company issued an aggregate of 120,000 shares of Common Stock to two consultants of the Company pursuant to the Company's Equity Incentive Plan at a price of $0.30 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investors had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On January 31, 2015, the Company issued an aggregate of 44,526 shares of Common Stock to six employees of the Company pursuant to the Company's Equity Incentive Plan at a price of $0.30 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investors had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On February 17, 2015, the Company issued an aggregate of 11,021,170 shares of Common Stock to eighteen accredited investors and one non-accredited investor in connection with the completion of a private placement offering. The Company utilized the services of a FINRA registered placement agent for the private placement offering, and in connection with the closing of the offering, the Company paid an aggregate cash fee of $34,827 to the placement agent and issued five-year stock options to purchase up to 107,160 shares of the Company's Common Stock at an exercise price of $0.325 per share. The net proceeds to the Company from the offering, after deducting the foregoing cash fee and other expenses related to the offering, was $3,547,048. The securities issued in connection with the offering have not been registered under the Securities Act, and were made pursuant to the exemptions from registration provided by Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated thereunder. The securities are therefore restricted in accordance with Rule 144 under the Securities Act.

On February 28, 2015, the Company issued an aggregate of 56,166 shares of Common Stock to five employees of the Company pursuant to the Company's Equity Incentive Plan at a price of $0.30 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investors had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On February 28, 2015, the Company issued an aggregate of 24,404 shares of Common Stock to two former employees of the Company as severance pay at a price of $0.28 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investors had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

12

On February 28, 2015, the Company issued an aggregate of 26,786 shares of Common Stock to the CEO of the Company pursuant to his consulting agreement at a price of $0.28 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On March 31, 2015, the Company issued an aggregate of 55,000 shares of Common Stock to five directors of the Company pursuant to the Company's FY2015 Director Compensation Plan at a price of $0.25 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investors had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On March 31, 2015, the Company issued an aggregate of 54,282 shares of Common Stock to five employees of the Company pursuant to the Company's Equity Incentive Plan at a price of $0.30 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investors had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On March 31, 2015, the Company issued an aggregate of 30,000 shares of Common Stock to the CEO of the Company pursuant to his consulting agreement at a price of $0.25 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On April 9, 2015, the Company issued an aggregate of 999,667 shares of Common Stock to one accredited investor for the cashless exercise of 1,000,000 warrants at an exercise price of $0.0001 per share. The closing price on the OTCQB Market on the day of exercise was $0.30 per share of Common Stock. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an "accredited investor" as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On April 30, 2015, the Company issued an aggregate of 40,082 shares of Common Stock to six employees of the Company pursuant to the Company's Equity Incentive Plan at a price of $0.24 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investors had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On April 30, 2015, the Company issued an aggregate of 32,609 shares of Common Stock to the CEO of the Company pursuant to his consulting agreement at a price of $0.23 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

13

On May 31, 2015, the Company issued an aggregate of 40,174 shares of Common Stock to six employees of the Company pursuant to the Company's Equity Incentive Plan at a price of $0.24 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investors had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On May 31, 2015, the Company issued an aggregate of 31,250 shares of Common Stock to the CEO of the Company pursuant to his consulting agreement at a price of $0.24 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On June 30, 2015, the Company issued an aggregate of 40,090 shares of Common Stock to six employees of the Company pursuant to the Company's Equity Incentive Plan at a price of $0.24 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investors had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On June 30, 2015, the Company issued an aggregate of 87,662 shares of Common Stock to six directors of the Company pursuant to the Company's FY2015 Director Compensation Plan at a price of $0.18 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investors had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On June 30, 2015, the Company issued an aggregate of 39,474 shares of Common Stock to the CEO of the Company pursuant to his consulting agreement at a price of $0.19 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On July 16, 2015, the Company issued an aggregate of 8,334 shares of Common Stock to six directors of the Company at a price of $0.36 per share in lieu of cash for compensation due to the directors for the fourth quarter of fiscal year 2014. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investors had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On July 31, 2015, the Company issued an aggregate of 19,870 shares of Common Stock to three employees of the Company pursuant to the Company's Equity Incentive Plan at a price of $0.19 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investors had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On July 31, 2015, the Company issued an aggregate of 50,000 shares of Common Stock to the CEO of the Company pursuant to his consulting agreement at a price of $0.15 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

14

On August 31, 2015, the Company issued an aggregate of 24,941 shares of Common Stock to four employees of the Company pursuant to the Company's Equity Incentive Plan at a price of $0.19 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investors had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On August 31, 2015, the Company issued an aggregate of 62,500 shares of Common Stock to the CEO of the Company pursuant to his consulting agreement at a price of $0.12 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On September 1, 2015, the Company issued an aggregate of 385,714 shares of Common Stock to the CEO of the Company at a price of $0.14 per share as a bonus to Mr. Ide in lieu of equity compensation pursuant to his consulting agreement. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On September 11, 2015, the Company issued an aggregate of 80,000 shares of Common Stock to an outside consultant of the Company pursuant to his engagement agreement at a price of $0.10 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investors had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On September 16, 2015, the Company issued an aggregate of 30,000 shares of Common Stock to the Company's former CFO in accordance with her employment and consultant agreement at a price of $0.15 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investors had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On September 30, 2015, the Company issued an aggregate of 24,824 shares of Common Stock to four employees of the Company pursuant to the Company's Equity Incentive Plan at a price of $0.19 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investors had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On September 30, 2015, the Company issued an aggregate of 160,903 shares of Common Stock to seven directors of the Company pursuant to the Company's FY2015 Director Compensation Plan at a price of $0.10 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investors had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On September 30, 2015, the Company issued an aggregate of 91,667 shares of Common Stock to the CEO of the Company pursuant to his consulting agreement at a price of $0.10 per share. The shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the issuance did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued.

15

Item 16. Exhibits and Financial Statement Schedules

The information required by this item is set forth on the Exhibit Index that follows the signature page of this registration statement.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Phoenix, State of Arizona, on December 3, 2015.

GLYECO, INC.

By:	/s/ David Ide
David Ide Chief Executive Officer and President (Principal Executive Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints David Ide his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done or by virtue hereof .

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ David Ide	Chief Executive Officer and President
David Ide	(Principal Executive Officer)	December 3 , 2015

/s/ Maria Tellez	Interim Chief Financial Officer and Vice President of Finance
Maria Tellez	(Principal Financial Officer and Principal Accounting Officer)	December 3 , 2015

/s/ Dwight Mamanteo
Dwight Mamanteo	Chairman	December 3 , 2015

/s/ Michael Jaap
Michael Jaap	Director	December 3 , 2015

/s/ Richard Q. Opler
Richard Q. Opler	Director	December 3 , 2015

/s/ Karim Babay
Karim Babay	Director	December 3 , 2015

/s/ Charles Trapp
Charles Trapp	Director	December 3 , 2015

/s/ Frank Kneller
Frank Kneller	Director	December 3 , 2015

17

EXHIBIT INDEX

Exhibit No.	Description

2.1(1)	Agreement and Plan of Merger, dated October 31, 2011, between Environmental Credits, Ltd. and GlyEco, Inc., effective November 21, 2011
2.2(1)	Agreement and Plan of Merger, dated November 21, 2011, by and among GlyEco, Inc., GRT Acquisition, Inc. and Global Recycling Technologies, Ltd.
3.1(1)	Articles of Incorporation of GlyEco, Inc., dated and filed with the Secretary of state of Nevada on October 21, 2011
3.2(15)	Amended and Restated Bylaws of GlyEco, Inc., effective as of August 5, 2014
3.3(1)

Certificate of Merger, dated October 31, 2011, executed by Environmental Credits Ltd. and GlyEco, Inc., filed with the Secretary of State of Delaware on November 8, 2011 and effective November 21, 2011

3.4(1)	Articles of Merger, dated October 31, 2011, executed by Environmental Credits, Ltd. and GlyEco., filed with the Secretary of State of Nevada on November 3, 2011 and effective November 21, 2011
3.5(8)	Certificate of Designation of Series AA Preferred Stock
4.1(2)	Note Purchase Agreement, dated August 9, 2008, by and between Global Recycling Technologies, Ltd. and IRA FBO Leonid Frenkel, Pershing LLC , as Custodian.
4.2(2)	Forbearance Agreement, dated August 11, 2010, by Global Recycling Technologies, Ltd. and IRA FBO Leonid Frenkel, Pershing LLC, as Custodian
4.3(2)	Second Forbearance Agreement, dated May 25, 2011, Global Recycling Technologies, Ltd. and IRA FBO Leonid Frenkel, Pershing LLC, as Custodian
4 , 4(18)	Form of Subscription Rights Certificate
5.1(18)	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C. regarding validity of the securities being issued
8.1(18)	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C. regarding certain tax matters.
10.1(5)

Asset Purchase Agreement, dated May 24, 2012, by and among MMT Technologies, Inc. (the Seller), Otho N. Fletcher, Jr. (the Selling Principal), GlyEco Acquisition Corp. #3, an Arizona corporation and wholly-owned subsidiary of GlyEco, Inc.

10.2(6)

Asset Purchase Agreement, dated October 3, 2012, by and among Antifreeze Recycling, Inc. (the Seller), Robert J. Kolhoff (the Selling Principal), GlyEco Acquisition Corp. #7, an Arizona corporation and wholly-owned subsidiary of GlyEco, Inc. (the Buyer)

10.3(7)

Asset Purchase Agreement, dated October 3, 2012, by and among Renew Resources, LLC (the Seller), Todd M. Bernard (the Selling Principal), GlyEco Acquisition Corp. #5, an Arizona corporation and wholly-owned subsidiary of GlyEco, Inc. (the Buyer).

10.4(8)

Novation Agreement and Amendment No. 1 to Asset Purchase Agreement, dated October 26, 2012, by and among Antifreeze Recycling, Inc., Robert J. Kolhoff, GlyEco Acquisition Corp. #7, and GlyEco Acquisition Corp. #6.

10.5(9)	Amendment No. 1 to Asset Purchase Agreement, dated October 26, 2012, by and among Renew Resources, LLC, Todd M. Bernard, and GlyEco Acquisition Corp. #5.
10.6(10)	Amendment No. 2 to Asset Purchase Agreement, effective January 31, 2013, by and among Renew Resources, LLC, Todd M. Bernard, and GlyEco Acquisition Corp. #5
10.7(11)

Asset Purchase Agreement, dated December 31, 2012, by and among Evergreen Recycling Co., Inc., an Indiana corporation (the Seller), Thomas Shiveley (the Selling Principal), and GlyEco Acquisition Corp. #2, an Arizona corporation and wholly-owned subsidiary of GlyEco, Inc. (the Buyer).

10.8(12)	Assignment of Intellectual Property, dated December 10, 2012, by and among Joseph A. Ioia and GlyEco Acquisition Corp. #4, Inc.
10.9(13)

Agreement and Plan of Merger, dated September 27, 2013, by and among GlyEco, Inc., a Nevada corporation, GlyEco Acquisition Corp. #7, an Arizona corporation and wholly owned subsidiary of GlyEco, Inc., GSS Automotive Recycling, Inc., a Maryland corporation, Joseph Getz, an individual, and John Stein, an individual.

10.10(14)	Note Conversion Agreement and Extension, dated April 3, 2012, by and between GlyEco, Inc. and IRA FBO Leonid Frenkel, Pershing LLC as Custodian.
10.11 (1)*	Consulting Agreement, dated May 3, 2010, between Global Recycling Technologies, Ltd. and Richard Geib
10.12(16)*	Consulting Agreement, dated September 4, 2015, between GlyEco, Inc. and David Ide
10.13(3)*	2007 Stock Option Plan
10.14(3)*	2012 Equity Incentive Plan
10.15(4)*	First Amendment to GlyEco, Inc. 2012 Equity Incentive Plan
21.1(17)	List of Subsidiaries of the Company
23.1(19)	Consent of Semple, Marchal & Cooper, LLP

18

23.2(18)	Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C. (included in Exhibit 5.1)
23.3(18)	Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C. (included in Exhibit 8.1)
24.1	Power of Attorney (set forth on the signature page of the Registration Statement)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Schema
101.CAL	XBRL Taxonomy Calculation Linkbase
101.DEF	XBRL Taxonomy Definition Linkbase
101.LAB	XBRL Taxonomy Label Linkbase
101.PRE	XBRL Taxonomy Presentation Linkbase
_____________

*	Management Contracts and Compensatory Plans, Contracts or Arrangements.
(1)	Filed as an exhibit to the Form 8-K filed by the Company with the Commission on November 28, 2011, and incorporated by reference herein.
(2)	Filed as an exhibit to the Form 8-K/A filed by the Company with the Commission on January 18, 2012, and incorporated by reference herein.
(3)	Filed as an exhibit to the Form 10-K filed by the Company with the Commission on April 14, 2012, and incorporated by reference herein.

(4)	Filed as an exhibit to the Form 10-Q filed by the Company with the Commission on August 14, 2012, and incorporated by reference herein.
(5)	Filed as an exhibit to the Form 8-K filed by the Company with the Commission on May 30, 2012, and incorporated by reference herein.
(6)	Filed as an exhibit to the Form 8-K filed by the Company with the Commission on October 9, 2012, and incorporated by reference herein.
(7)	Filed as an exhibit to the Form 8-K filed by the Company with the Commission on October 9, 2012, and incorporated by reference herein.
(8)	Filed as an exhibit to the Form 8-K filed by the Company with the Commission on November 1, 2012, and incorporated by reference herein.
(9)	Filed as an exhibit to the Form 8-K filed by the Company with the Commission on November 2, 2012, and incorporated by reference herein.
(10)	Filed as an exhibit to the Form 8-K filed by the Company with the Commission on February 6, 2013, and incorporated by reference herein.
(11)	Filed as an exhibit to the Form 8-K filed by the Company with the Commission on January 4, 2013, and incorporated by reference herein.
(12)	Filed as an exhibit to the Form 8-K filed by the Company with the Commission on December 13, 2012, and incorporated by reference herein.

(13)	Filed as an exhibit to the Form 8-K filed by the Company with the Commission on October 2, 2013 and incorporated by reference herein.
(14)	Filed as an exhibit to the Form 8-K filed by the Company with the Commission on May 30, 2012, and incorporated by reference herein.

(15)	Filed as an exhibit to the Form 8-K filed by the Company with the Commission on August 8, 2014, and incorporated by reference herein.

(16)	Filed as an exhibit to the Form 8-K filed by the Company with the Commission on September 11, 2015, and incorporated by reference herein.
(17)	Filed as an exhibit to the Form 10-K filed by the Company with the Commission on April 10, 2015, and incorporated by reference herein.
(18)	Filed as an exhibit to the Registration Statement on Form S-1/A filed by the Company with the Commission on November 24, 2015, and incorporated by reference herein.
(19)	Filed herewith.

19